                        STANDARD QUESTIONS FOR CMBS DEALS
                                FROM FREDDIE MAC

Deal Name: CGCMT 2006-C5

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                         % of Deal   Initial DCR   Initial LTV   Maturity LTV
------------------------ ----------- ------------- ------------- --------------
Whole Deal               100.0%      1.37x         69.66%        64.18%
------------------------ ----------- ------------- ------------- --------------
Top Ten Only             35.0%       1.47x         65.86%        64.48%
------------------------ ----------- ------------- ------------- --------------
Non-Top Ten              65.0%       1.31x         71.71%        63.95%
------------------------ ----------- ------------- ------------- --------------
Investment Grade         9.2%        1.88x         40.60%        40.60%
------------------------ ----------- ------------- ------------- --------------
Non-Investment Grade     90.8%       1.32x         72.61%        66.53%
------------------------ ----------- ------------- ------------- --------------
Multifamily Tranche      10.8%       1.26x         75.71%        67.59%
------------------------ ----------- ------------- ------------- --------------

The issuer has filed a registration statement (including a prospectus) with the
SEC (SEC File No. 333-132746) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov.
Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling
1-877-858-5407 or by emailing Citigroup-DCM-Prospectus@citigroup.com.